UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On December 8, 2016, Dynex Capital, Inc. (the “Company”) entered into a new employment agreement with Chief Executive Officer Byron L. Boston (the “New Agreement”). The New Agreement is effective as of December 1, 2016, and supersedes in their entirety the July 31, 2009 employment agreement between the Company and Mr. Boston and the September 7, 2011 relocation agreement between the Company and Mr. Boston (collectively, the “Old Agreement”).

As discussed in the Company’s proxy statement for its 2016 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 6, 2016, the Compensation Committee of the Company’s Board of Directors (the “Board”) authorized management to engage in a shareholder outreach effort with the Company’s largest shareholders during 2015 to better understand shareholders’ perspectives on the Company’s executive compensation program following the Company’s 2015 Annual Meeting of Shareholders. While investors had varying perspectives, a few common themes emerged from the discussions. These themes included a desire to see (1) a greater link between CEO pay and Company performance, (2) less Compensation Committee discretion with respect to incentive awards for executives, (3) longer performance periods for performance-based awards and (4) performance metrics that are viewed to more closely link executive pay with shareholder value, such as total shareholder return. The Compensation Committee carefully considered the feedback received during this outreach effort and incorporated it into the new Executive Incentive Plan that was adopted in December 2015, to provide even greater alignment of management compensation with shareholder interests. This alignment of interests is also reflected in the significant amount of management compensation that is paid in stock and in dividends on unvested restricted stock.

The Compensation Committee also considered the feedback that was received during the outreach effort in negotiating the New Agreement with Mr. Boston. The primary areas of shareholder concern regarding the Old Agreement have been changed in the New Agreement as follows: (1) the “single trigger” provision for severance in connection with a “Change in Control” (as defined in the New Agreement) has been eliminated; and (2) the New Agreement does not provide for any tax gross-ups.

The New Agreement provides for Mr. Boston to serve as Chief Executive Officer of the Company with an initial term through December 31, 2019. The term will be automatically extended for an additional year on December 31, 2019, unless either the Company or Mr. Boston gives written notice of non-renewal at least 90 days prior to the renewal date.

The New Agreement provides for Mr. Boston to receive an annual base salary of at least $675,000, subject to annual increases or decreases by the Board, provided that the annual base salary may only be decreased below $675,000 with Mr. Boston’s consent and may not be decreased following a Change in Control. Under the New Agreement, Mr. Boston is eligible to receive equity compensation awards to the extent determined by the Board and is eligible to participate in the Company’s Executive Incentive Plan (or any successor plan), with a minimum target incentive opportunity each year of 200% of his base salary. Mr. Boston is also entitled to participate in the employee and executive benefit plans and programs offered by the Company in which other senior executives of the Company are eligible to participate, including medical, dental, life and disability insurance and retirement, deferred compensation and savings plans, in accordance with the terms and conditions of such plans.  Under the New Agreement, Mr. Boston will be provided with a cell phone and personal data assistant for his use, and the Company will pay for any business-related usage fees for such items. Mr. Boston will also be entitled to reimbursement for the cost of an annual executive medical services program.

Under the New Agreement, Mr. Boston may be terminated by the Company with or without “Cause” (as defined in the New Agreement). If Mr. Boston resigns for “Good Reason” (as defined in the New Agreement) or his employment is terminated without Cause not in connection with a Change in Control, Mr. Boston will be entitled to receive a lump sum severance payment equal to two times the sum of (i) his annual base salary at the time of termination and (ii) the average of his “Annual Incentive Award” (as defined in the New Agreement) paid for each of the prior three years. Mr. Boston will also be entitled to receive any amounts already earned but not yet paid (the “Accrued Obligations”); continued medical, dental, life and disability insurance coverage for 24 months; prorated incentive awards for the year of termination and other open performance periods (prorated for time through the date of termination and for performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) (the “Prorated Incentive Awards”); and full vesting of any unvested equity awards.

The New Agreement contains a “double trigger” provision for severance in a Change in Control context, by redefining “Good Reason,” and makes one of the thresholds for triggering a “Change in Control” harder to satisfy. Under this “double trigger” provision, if Mr. Boston resigns for Good Reason or his employment is terminated without Cause on or within two years after a Change in Control, he will be entitled to receive a lump sum severance payment equal to 2.99 times the sum of (i)

his annual base salary at the time of termination and (ii) the average of his Annual Incentive Award paid for each of the prior three years. Mr. Boston will also be entitled to receive his Accrued Obligations; continued medical, dental, life and disability insurance coverage for 36 months; the Prorated Incentive Awards for the year of termination and other open performance periods; and full vesting of any unvested equity awards.

If Mr. Boston’s employment terminates due to death, the New Agreement provides for a lump sum payment to his estate of the Accrued Obligations plus an amount equal to the sum of (i) Mr. Boston’s annual base salary at the time of his death and (ii) the average of his Annual Incentive Award paid for each of the prior three years. His estate will also be entitled to the Prorated Incentive Awards for the year of death and other open performance periods and full vesting of his unvested equity awards. If Mr. Boston’s employment terminates due to disability, he will be entitled to receive his Accrued Obligations, incentive awards for the year of termination and other open performance periods (prorated for performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) and full vesting of any unvested equity awards.

If the Company determines not to renew the New Agreement on December 31, 2019 or does not offer Mr. Boston a comparable replacement employment agreement to be effective on December 31, 2020, in each case other than for Cause, Mr. Boston will be entitled to receive the same payments discussed above for termination without Cause or resignation for Good Reason, either not in connection with a Change in Control or on or within two years after a Change in Control, as applicable depending on when the non-renewal or termination occurs.

Except for the Accrued Obligations, payment of all of the severance payments discussed above (other than in the event of death) is contingent on Mr. Boston’s signing a release in favor of the Company.

The New Agreement eliminates the right to receive any gross-up payment on any tax imposed on Mr. Boston and provides for Change in Control severance benefits on a “best net” approach, under which the Change in Control severance benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause Mr. Boston to receive more after-tax compensation than without a reduction.

The New Agreement also provides for a clawback of any incentive compensation by the Company, including both equity and cash compensation, to the extent required by federal or state law or regulation or stock exchange requirement. Under the New Agreement, Mr. Boston is also subject to certain restrictive covenants in favor of the Company, including (i) a confidentiality covenant that applies during and following his employment, (ii) a non-solicitation covenant that applies during and for 12 months following his employment, and (iii) a non-competition covenant that applies during his employment and for 90 days following his employment if he does not receive severance benefits and for 6 months following his employment if he receives severance benefits.

The full text of Mr. Boston’s employment agreement is attached as Exhibit 10.30 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events.

On December 9, 2016, Dynex Capital, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors authorized the repurchase of up to $40 million of the Company’s outstanding shares of common stock through December 31, 2018. This new authorization replaces the Company’s prior share repurchase program, which was to expire on December 31, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.30	Employment Agreement, dated as of December 8, 2016, between Dynex Capital, Inc. and Byron L. Boston

99.1	Press Release dated December 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	December 9, 2016	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
10.30	Employment Agreement, dated as of December 8, 2016, between Dynex Capital, Inc. and Byron L. Boston

99.1	Press Release dated December 9, 2016